STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (this "Agreement"), dated October 6, 2006, by and among Star Energy Corporation, a Nevada corporation ("Buyer"), the Persons listed on Exhibit A hereto (each, a "Seller"), and Volga-Neft Limited Company, a society with limited liability organized under the laws of the Russian Federation ("Company").

                                R E C I T A L S:

      A. Sellers in the aggregate own one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company (the "Seller Shares").

      B. The parties hereto desire that Buyer acquire all of the Seller Shares upon the terms and subject to the conditions of this Agreement.

      C. The parties intend that the transactions contemplated by this Agreement constitute a tax-free reorganization pursuant to Section 351 and/or Section 368 of the Internal Revenue Code.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND USAGE

1.1 DEFINITIONS

Certain capitalized terms used in this Agreement are defined in Exhibit 1.1 attached hereto.

1.2 USAGE

(a) Interpretation. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns, if applicable, unless prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or in such Person's individual capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (viii) "or" is used in the inclusive sense of "and/or"; (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

(c) Legal Representation of the Parties. The parties agree that each party was either represented by its own separate and independent counsel or had an opportunity to be so represented in connection with this Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

                                   ARTICLE II
                     SALE OF SHARES; CONSIDERATION; CLOSING

2.1 THE SALE

Upon the terms and subject to the conditions of this Agreement, at the Closing:

(a) Each Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from each Seller, all of such Seller's respective Seller Shares and any and all rights in the Seller Shares to which such Seller is entitled, and by doing so Sellers shall be deemed to have assigned all of their rights, title and interest in and to the Seller Shares to Buyer. Such transfer of the Seller Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance satisfactory to Buyer.

(b) In consideration therefor, Buyer shall issue to Sellers ten million (10,000,000) shares of common stock of Buyer (the "Consideration Shares"), which shall be allocated among Sellers as set forth on Exhibit A hereto.

(c) The parties hereto intend that the transaction described herein qualify as a tax-free reorganization under Section 351 and/or 368 of the Code.

2.2 CLOSING

The closing of the purchase and sale transaction provided for in this Agreement (the "Closing") will take place at the offices of David Lubin & Associates, PLLC, 26 E. Hawthorne Avenue, Valley Stream, New York 11580, simultaneously with the execution of this Agreement. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to the provisions of Article 9 hereof.


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

2.3 CLOSING OBLIGATIONS

In addition to any other documents to be delivered under any other provisions of this Agreement, at the Closing:

(a) Sellers or Company, as the case may be, shall deliver to Buyer:

      (i) stock certificates evidencing the Seller Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed by a commercial bank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer;

      (ii) the stock books, stock ledgers, minute books, and corporate seals of Company;

      (iii) written resignations of all the officers and directors of Company;

      (iv) the financial statements referred to in Section 3.4 hereof and other information required to be filed pursuant to the Exchange Act with the SEC by Buyer on its Current Report on Form 8-K in connection with the Closing;

      (v) a certificate executed by Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.5);

      (vi) an opinion of Seller's counsel in the form annexed hereto as Exhibit 2.3(a)(vi); and

      (vii) such other documents and other instruments of transfer and conveyance as may be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller, if necessary.

(b) Buyer shall deliver to Sellers' Agent:

      (i) stock certificates evidencing the Consideration Shares; and

      (ii) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing.


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

2.4 WAIVER OF RIGHT OF FIRST REFUSAL

Each Seller hereby waives his or her right of first refusal to acquire the Seller Shares of the other Seller. The Company also waives its right of first refusal to acquire such Seller Shares from any of Sellers.

2.5 POST-CLOSING PRIVATE PLACEMENT

As soon as practicable after the Closing, Buyer shall commence a private placement of units, each unit consisting of one share of common stock and one warrant entitling the holder thereof to purchase one share of common stock for $2.00, expiring three years after the date thereof (each, "Unit", collectively, the "Units"). The minimum number of Units offered for sale shall be 1,000,000 Units, and the maximum number of Units offered for sale shall be 5,000,000 Units. The purchase price of each Unit shall be $1.00. The offer and sale of such Units shall be made to "accredited investors" (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3)) pursuant to a private placement in accordance with Rule 506 promulgated under the Securities Act. The private placement of the Units shall be completed no later than ninety (90) days after the Closing Date.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY

Each of Sellers and Company, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

3.1 ORGANIZATION AND GOOD STANDING

(a) Schedule 3.1(a) contains a complete and accurate list of Company's jurisdiction of organization and any other jurisdictions in which it is qualified to do business as a foreign entity. Company is a limited liability society duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Company Contracts. Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Complete and accurate copies of the Governing Documents of Company, as currently in effect, are attached to Schedule 3.1(b) hereto.

(c) Company has no subsidiaries and does not own any shares of capital stock or other securities of any other Person.


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

3.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of each Seller and of the Company, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of Seller and Company of this Agreement and each other document to be executed or delivered by Sellers at the Closing (collectively, the `Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid and binding obligation of each Seller and of Company, enforceable against each of them in accordance with its terms. Each of Seller and of Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers' Closing Documents to which it is a party and to perform its obligations under this Agreement and the Sellers' Closing Documents, and such action has been duly authorized by all necessary action of Sellers and Company. Each of Seller and Company has all necessary legal capacity to enter into and deliver this Agreement and the Sellers' Closing Documents to which it is a party and to perform such its obligations hereunder and thereunder.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

      (i) breach (A) any provision of any of the Governing Documents of Company or (B) any resolution adopted by the board of directors or the shareholders of Company;

      (ii) breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or Order to which Company or any Seller, or any Assets, may be subject;

      (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or that otherwise relates to the Assets or to the business of Company;

      (iv) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract; or

      (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

(c) Neither Company nor any Seller is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or any of the Sellers' Closing Documents or the consummation or performance of any of the Contemplated Transactions.


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

3.3 CAPITALIZATION

(a) Schedule 3.3(a) correctly and completely sets forth: (i) the authorized share capital of Company; and (ii) the number of shares of each class of capital stock of Company issued and outstanding. Sellers are and will be on the Closing Date the sole shareholders of the Company. Each Seller is and will be on the Closing Date the record and beneficial owner of such Seller's respective Seller Shares, free and clear of all Encumbrances. The Seller Shares constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company. The Seller Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding equity securities of Company were issued in compliance with the Securities Act of 1933, as amended (the "Securities Act"), any applicable securities laws, and any other Legal Requirements.

(b) There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company, including but not limited to, any of the following: options, warrants, agreements, or other rights relating to the acquisition of shares of Company's capital stock; securities or other obligations of Company convertible into shares of Company's capital stock; or sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments binding up on Sellers (exclusive of any agreement to which Buyer is a party) and that relate to the ownership, voting or transfer of any shares of Company's capital stock.

3.4 FINANCIAL STATEMENTS

The financial statements previously delivered by Company to Buyer fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting Records of Company.

3.5 BOOKS AND RECORDS

The books of account and other financial and other Records of Company, all of which have been made available to Buyer, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices. The minute books of Company, all of which have been made available to Buyer, contain accurate and complete Records of (a) all shareholder meetings held and all shareholder action taken, and (b) all meetings of Company's board of directors and committees of Company's board of directors, and no meeting of any such shareholders, board of directors or committees has been held for which minutes have not been prepared or are not contained in such minute books.


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

3.6 TANGIBLE PERSONAL PROPERTY; SUFFICIENCY OF ASSETS

(a) Schedule 3.6(a) is a complete and accurate schedule describing, and specifying the location of, all Tangible Personal Property. Company owns good and marketable title to all of the Tangible Personal Property, free and clear of any Encumbrances, and none of the Tangible Personal Property is held under any lease, security agreement, conditional sales contract, license, or other title retention or security arrangement, or is located other than in the possession of Company.

(b) The Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Company's business in the manner presently operated by Company and (ii) include all of the operating assets of Company.

3.7 DESCRIPTION OF REAL PROPERTY

(a) Schedule 3.7(a) identifies all tracts, parcels and subdivided lots of Real Property in which Company has an ownership interest.

(b) Schedule 3.7(b) identifies all tracts, parcels and subdivided lots of Real Property in which Company has a leasehold interest and an accurate description (by location, name of lessor, effective date and term expiry date) of all Real Property Leases.

3.8 TITLE TO REAL PROPERTY

Company owns good and marketable title to its respective estates in the Real Property, free and clear of any Encumbrances, other than: (i) liens for Taxes for the current tax year which are not yet due and payable; and (ii) those described in Schedule 3.8(a) ("Real Property Encumbrances").True and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Property Encumbrances have been delivered to Buyer. At the time of Closing, the Real Property shall be free and clear of all Real Property Encumbrances other than those identified on
Schedule 3.8(a) as acceptable to Buyer ("Permitted Real Property Encumbrances").

3.9 CONDITION OF FACILITIES

(a) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the definition of Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining real property that encroach up on any part of the Land. The Land for each owned Facility abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such Land and comprising a part of the Real Property, is supplied


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

with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. There is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the business of Seller.

(b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All Tangible Personal Property used in Company's business is in the possession of Company.

3.10 ACCOUNTS RECEIVABLE

All Accounts Receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Company in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Company, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

3.11 INVENTORIES

All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Company. Company is not in possession of any inventory not owned by Company, including goods already sold, and no items included in the Inventories have been pledged as collateral or are held on consignment from others. All of the Inventories have been valued at the lower of cost or market value on a first in, first out basis. Inventories now on hand that were purchased after the date of the Balance Sheet or the Interim Balance Sheet were purchased in the Ordinary Course of Business of Company at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item falling within the definition of Inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Company. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.


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

3.12 NO UNDISCLOSED LIABILITIES

Company has no Liabilities, except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current Liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet.

3.13 TAXES

(a) Tax Returns Filed and Taxes Paid. Company has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to all applicable Legal Requirements. All Tax Returns and reports filed by Company are true, correct and complete. Company has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Company, except such Taxes, if any, as are listed in Schedule 3.13(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. Except as provided in Schedule 3.13(a), Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Company has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

(b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Company has delivered or made available to Buyer copies of, and Schedule 3.13(b) contains a complete and accurate list of, all Tax Returns filed since January 1, 2005. Schedule 3.13(b) contains a complete and accurate list of all Tax Returns of Company that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Company, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Schedule 3.13(b). Company has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in Schedule 3.13(b), Company has no Knowledge that any Governmental Body is likely to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Company either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Company has Knowledge.
Schedule 3.13(b) contains a list of all Tax Returns for which the applicable statute of limitations has not run. Except as described in Schedule 3.13(b), Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by Company or for which Company may be liable.


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

(c) Proper Accrual. The charges, accruals and reserves with respect to Taxes on the Records of Company are adequate (determined in accordance with GAAP) and are at least equal to Company's liability for Taxes. There exists no proposed Tax assessment or deficiency against Company.

(d) Specific Potential Tax Liabilities and Tax Situations.

      (i) Withholding. All Taxes that Company is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

      (ii) Tax Sharing or Similar Agreements. There is no Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Company.

      (iii) Consolidated Group. Company (A) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has no liability for Taxes of any Person (other than Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by Contract or otherwise.

      (iv) S Corporation. Company is not an S corporation as defined in Code
Section 1361.

      (v) Substantial Understatement Penalty. Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

3.14 NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, prospects, Assets, results of operations or condition (financial or otherwise) of Company, and no event has occurred or circumstance exists that may result in such a material adverse change. Since the date of the Balance Sheet, Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a) change in Company's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Company, or issuance of any security convertible into such capital stock;

(b) amendment to the Governing Documents of Company;

(c) payment (except in the Ordinary Course of Business) or increase by Company of any bonuses, salaries or other compensation to any Seller, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;


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

(d) adoption of, amendment to, or increase in the payments to or benefits arising under, any Employee Plan;

(e) damage to or destruction or loss of any Asset, whether or not covered by insurance;

(f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Company is a party, or (ii) any Contract or transaction involving a total remaining commitment by Company of at least $10,000;

(g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Company (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

(h) cancellation or waiver of any claims or rights with a value to Company in excess of $10,000;

(i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Company;

(j) material change in the accounting methods used by Company; or

(k) entry by Company into any Contract to do any of the foregoing.

3.15 PERSONNEL MATTERS

(a) Schedule 3.15(a) sets forth a correct and complete list of each director, officer, employee, independent contractor, consultant and agent of Company, including but not limited to, each employee on leave of absence or layoff status. No retired employee, director, of officer of Company is receiving benefits or scheduled to receive benefits in the future.

(b) Company is not a party to any employment, consulting or similar agreement, written or oral, with any Person.

(c) No employees of Company are represented by any labor union or similar organization. Company is not party to any collective bargaining or similar agreement covering any of its employees. No labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three (3) years.

(d) Company does not, and has never had, any "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, pension, retirement, bonus, profit-sharing, stock option, or other such arrangements providing for employee remuneration or benefits (the "Employee Plans").


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

(e) Company has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. The Company is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(f) To the Knowledge of any Seller or Company, no officer, director, agent, employee, consultant, or contractor of Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue or perform any activity, duties or practice relating to the business of Company. No former or current employee of Company is a party to, or is otherwise bound by, any Contract that in any way has adversely affected, affects, or will affect the ability of Company or Buyer to conduct the business as heretofore carried on by Company.

3.16 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any Legal Requirement or may give rise to any obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or any actual, alleged, possible or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Schedule 3.16(b) contains a complete and accurate list of each Governmental Authorization that is held by Company or that otherwise relates to Company's business or the Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.16(b) is valid and in full force and effect. Except as set forth in Schedule 3.16(b):

      (i) Company is, and has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.16(b);

      (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.16(b) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.16(b);

      (iii) Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

      (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.16(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      (v) The Governmental Authorizations listed in Schedule 3.16(b) collectively constitute all of the Governmental Authorizations necessary to permit Company to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Company to own and use its Assets in the manner in which it currently owns and uses such Assets.

3.17 LEGAL PROCEEDINGS; ORDERS

(a) There is no pending or threatened Proceeding: (i) by or against Company or that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Company or any Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There is no Order to which Company, its business or any of the Assets is subject. To the Knowledge of Company or any Seller, no officer, director, agent or employee of Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Company.

(c) Company is and has at all times been in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject. No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Company or any of the Assets is subject; and

(d) Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Company or any of the Assets is or has been subject.

3.18 CONTRACTS; NO DEFAULTS

(a) Schedule 3.18(a) contains an accurate and complete list of, and Company has delivered to Buyer accurate and complete copies of, each Company Contract.
Schedule 3.18(a) contains a summary of all material terms of such Contracts, including the parties thereto, the amount of the remaining commitment of Company under the Contracts, and the location to the execution copies of such Contracts are located.

(b) Except as set forth in Schedule 3.18(a), Seller has no rights and is not subject to any obligations or liabilities under, any Contract that relates to the business of Company or any of the Assets.

(c) Except as set forth in Schedule 3.18(c):

      (i) each Contract identified or required to be identified in Schedule 3.18(a) is in full force and effect and is valid and enforceable in accordance with its terms;

      (ii) to the Knowledge of Company and any Seller, no Contract identified or required to be identified in Schedule 3.18(a) will, upon completion or performance thereof, have a material adverse effect on the business, Assets or condition of Company or the business to be conducted by Buyer employing the Assets.

(d) Except as set forth in Schedule 3.18(d):

      (i) Company is, and at all times has been, in compliance with all applicable terms and requirements of each Company Contract being assumed by Buyer;

      (ii) each other Person that has or had any obligation or liability under any Company Contract is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

      (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract being assigned to or assumed by Buyer;

      (iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would trigger the creation of any Encumbrance affecting any of the Assets; and

      (v) Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract being assigned to or assumed by Buyer.

(e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Company under any Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made oral or written demand for such renegotiation.

(f) Each Contract relating to the sale, design, manufacture or provision of products or services by Company has been entered into in the Ordinary Course of Business of Company and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.19 INSURANCE

(a) Company has delivered to Buyer accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Company is a party, a list of which is included in Schedule 3.19(a).

(b) Schedule 3.19(b) describes all obligations of Company to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

(c) All policies of insurance to which Company is a party or that provide coverage to Company: (i) are valid, outstanding and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the Assets and the operations of Company for all risks normally insured against by a Person carrying on the same business or businesses as Company in the same location or locations and for all risks to which Company is normally subject; and (iv) are sufficient for compliance with all Legal Requirements and Company Contracts;

(d) Company has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder. Company has paid all insurance premiums as, and when due, and has otherwise performed all of its obligations under each policy of insurance to which it is a party or that lists Company as a beneficiary. Company has given notice to all insurers of any claims that may be submitted under said policies of insurance.

3.20 ENVIRONMENTAL MATTERS

Except as disclosed in Schedule 3.20:

(a) Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held deemed responsible received any actual or threatened Order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or any prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or potential liability for any Environmental, Health and Safety Liabilities with respect to any Facility or other property or Asset (whether real, personal or mixed) in which Company has or had an interest, or at which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b) There are no pending or, to the Knowledge of Company or any Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law affecting any Facility or any other property or asset (whether real, personal or mixed) in which Company has or had an interest.

(c) Neither of Company nor any Seller has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct any of them are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or Asset (whether real, personal or mixed) in which Company has or had an interest, or at which Hazardous Materials were generated, manufactured, refined, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(d) Neither Company nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Company, with respect to any other property or Asset (whether real, personal or mixed) in which Company (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or Asset.

(e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Company nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or Assets (whether real, personal or mixed) in which Company has or had an interest except in full compliance with all applicable Environmental Laws.

(f) There has been no Release or, to the Knowledge of Company, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed or from any other property or Asset (whether real, personal or mixed) in which Company has or had an interest, or to the Knowledge of Company any geologically or hydrologically adjoining property, whether by Company or any other Person.

(g) Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

3.21 INTELLECTUAL PROPERTY ASSETS

(a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by or to Company, including: (i) Company's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights"); (iv) all rights in mask works; (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and (vi) all rights in internet web sites and internet domain names presently used by Company (collectively "Net Names").

(b) Schedule 3.21(b) contains a complete and accurate list and summary description, including any royalties paid or received by Company, and Company has delivered to Buyer accurate and complete copies, of all Company Contracts relating to the Intellectual Property Assets. There are no outstanding and no threatened disputes or disagreements with respect to any such Contract.

(c) The Intellectual Property Assets are all those necessary for the operation of Company's business as it is currently conducted. Company is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Schedule 3.21(c).

(d) All former and current employees of Company have executed written Contracts with Company assigning to Company all rights to any inventions, Improvements, discoveries or information relating to the business of Company.

(e) Schedule 3.21(e) contains a complete and accurate list and summary description of all Patents. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. There is no potentially interfering patent or patent application of any Third Party.

(f) Except as set forth in Schedule 3.21(e), (A) no Patent is infringed or, to the Knowledge of Company or any Seller, has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(g) All products made, used or sold under the Patents have been marked with the proper Patent notice.

(h) Schedule 3.21(h) contains a complete and accurate list and summary description of all Marks. All Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to the Knowledge of Company or any Seller, no such action is threatened with respect to any of the Marks. To the Knowledge of Company or any Seller, there is no potentially interfering trademark or trademark application of any other Person. No Mark is infringed or, to Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by Company infringes or is alleged to infringe any trade name, trademark or service mark of any other Person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(i) Schedule 3.21(i) contains a complete and accurate list and summary description of all Copyrights. All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing. No Copyright is infringed or, to the Knowledge of Company or any Seller, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person. All works encompassed by the Copyrights have been marked with the proper Copyright notice.

(j) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Company of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements, and all current and former employees and contractors of Company have executed such an agreement). Company has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public Knowledge or literature and, to the Knowledge of Company or any Seller, have not been used, divulged or appropriated either for the benefit of any Person (other than Company) or to the detriment of Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

(k) Schedule 3.21(k) contains a complete and accurate list and summary description of all Net Names.

3.22 RELATIONSHIPS WITH RELATED PERSONS

Except as disclosed in Schedule 3.22, neither Company nor any Seller nor any Related Person of any of the aforementioned has any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Company's business. Neither Company nor any Seller nor any Related Person of any of the aforementioned owns or, since January 1, 2005, has owned, whether of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Company other than business dealings or transactions disclosed in Schedule 3.22, each of which has been conducted in the Ordinary Course of Business with Company at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Company with respect to any line of the products or services of Company (a "Competing Business") in any market presently served by Company, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 3.22, neither Company nor any Seller nor any Related Person of any of the aforementioned is a party to any Contract with, or has any claim or right against, Company.

3.23 BROKERS OR FINDERS

Except as disclosed in Schedule 3.23, neither Company, any Seller, nor any of their respective Representatives has or have incurred any obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Seller Shares or the Company's business or the Assets or the Contemplated Transactions.

3.24 SECURITIES LAW MATTERS

(a) Each Seller understands that the Consideration Shares are being offered and made in reliance on one or more exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Sellers set forth herein in order to determine the applicability of such exemptions and the suitability of Sellers to acquire the Consideration Shares.

(b) Each Seller is acquiring the Consideration Shares for such Seller's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Except as set forth in Schedule 3.24, no Seller is a U.S. person (as that term is defined in Regulation S Promulgated under the Securities Act). Except as set forth in Schedule 3.24, each Seller is an "accredited investor" (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3)), and each Seller is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Buyer or any of its affiliates or selling agents), to protect its own interests in connection with the Contemplated Transactions, and (iii) able to afford the entire loss of its investment in the Consideration Shares. Each Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Consideration Shares, Buyer, and all other information to the extent Buyer possesses such information or can acquire it without unreasonable effort or expense.

(c) Each Seller understands that the Consideration Shares shall be "restricted" (as that term is defined in Rule 144 promulgated under the Securities Act), and each certificate representing the Consideration Shares shall be endorsed with one or more of the following restrictive legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

            (A) "THE SECURITIESARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

            (B) "TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

3.25 DISCLOSURE

(a) No representation, warranty or other statement made by Company or any Seller in this Agreement, the Schedules, any supplement to the Schedules, or the certificates delivered pursuant to Section 2.3(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement of material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(b) No Seller nor the Company has Knowledge of any fact that has specific application to Company (other than general economic or industry conditions) or the Seller Shares and that may materially adversely affect the Seller Shares or the Assets, business, prospects, financial condition or results of operations of Company that has not been set forth in this Agreement. No event, condition, or other matter, or any series of events, conditions or other matters, currently exists that, individually or in the aggregate, adversely affects the Seller Shares or the Company's Assets, business, prospects, financial condition or results of its operations that has not been specifically disclosed to Buyer in writing by Company.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Company and Sellers, as of the date hereof and as of the Closing Date, as follows:

4.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to conduct its business as it is now conducted.

4.2 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the other documents to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to: (i)any provision of Buyer's Governing Documents; (ii) any resolution adopted by the board of directors of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or
(iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 CAPITALIZATION

Schedule 4.3(a) correctly and completely sets forth: (i) the authorized share capital of the Company; and (ii) the number of shares of each class of capital stock of Buyer issued and outstanding.

4.4 FILINGS WITH THE SEC

To the best of Buyer's knowledge, the Buyer has not provided to Company or any Seller any information that, according to applicable law, rule or regulation, should not have been disclosed publicly prior to the date hereof by Buyer, but which has been so disclosed. As of their respective dates, the documents filed by Buyer with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Securities Act of or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.5 VALID ISSUANCE

The Consideration Shares, issued in accordance with the terms hereof and on the basis of the representations and warranties of the Seller set forth herein, may and shall be properly issued by Buyer to Sellers pursuant to any applicable federal or state law. When issued and paid for as herein provided, the Consideration Shares shall be duly and validly issued, fully paid, and nonassessable.

4.6 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

4.7 BROKERS OR FINDERS

Except as disclosed on Schedule 4.7, neither Buyer nor any of its Representatives has incurred any obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Contemplated Transactions.

                                    ARITCLE V
                           COVENANTS PRIOR TO CLOSING

5.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, and upon reasonable advance notice, Sellers' Agent and Company, on the one hand, and Buyer on the other hand, shall (a) afford the other parties and their respective Representatives full and free access, during regular business hours, to their respective employees, officers, directors and agents, properties, Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with their respective operations; (b) furnish the other parties with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as the other parties may reasonably request;
(c) furnish the other parties with such additional financial, operating and other relevant data and information as the other parties may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by the other parties, with the other parties' investigation of the properties, Assets and financial condition. In addition, the other parties shall have the right to have the real property and Tangible Personal Property inspected by them, at their sole cost and expense, for purposes of determining the physical condition and legal characteristics of the real property and Tangible Personal Property.

5.2 OPERATION OF THE BUSINESS AND CONDUCT OF SELLERS PRIOR TO CLOSING

(a) Between the date of this Agreement and the Closing, Company shall (and Sellers shall cause Company to):

      (i) conduct its business only in the Ordinary Course of Business;

      (ii) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to maintain its current business organization intact, keep available the services of its officers, employees and agents, and maintain its relationship and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

      (iii) confer with Buyer prior to implementing operational decisions of a material nature;

      (iv) otherwise report periodically to Buyer concerning the status of its business, operations and finances;

      (v) make no material changes in employment status of employees having managerial responsibilities or officers or directors without prior consultation with Buyer;

      (vi) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Company's business;

      (vii) keep in full force and effect, without amendment, all material contractual and other contractual and other rights relating to Company's business;

      (viii) comply with all Legal Requirements and contractual obligations applicable to the operations of Company's business;

      (ix) continue insurance coverage in full force and effect under the policies of insurance set forth in Schedule 3.19 or substantially equivalent policies;

      (x) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required for Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Company to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

      (xi) upon request of Buyer from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

      (xii) maintain all books and Records of Company relating to Company's business in the Ordinary Course of Business.

(b) Between the date of this Agreement and the Closing, no Seller shall:

      (i) sell, transfer or otherwise dispose of any of the Seller Shares or any interest in the Seller Shares and or agree to do any of the foregoing;

      (ii) accept any dividend or other distribution in respect of any of the Seller Shares;

      (iii) incur, make, assume or suffer to exist any Encumbrance or other matter affecting title to any of the Seller Shares;

      (iv) enter into any shareholder agreements, voting trusts, restrictions on transfer or other agreements or instruments that would be binding on the Buyer as the owner of the Seller Shares; or

      (v) take any action, that would result in any of the Seller's representations and warranties in this Agreement being untrue and incorrect and each Seller shall use its best efforts to prevent the occurrence of any event or the existence of any condition.

5.3 NEGATIVE COVENANT

Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Company shall not, and Seller shall not permit Company to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.14 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained in the Ordinary Course of Business; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Company, its Assets, or its business.

5.4 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Company shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Company and Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Company and Seller also shall cooperate with Buyer and its Representatives in obtaining all Material Consents.

5.5 NOTIFICATION

Between the date of this Agreement and the Closing, each Seller and Company shall promptly notify Buyer in writing upon becoming aware of (a) any fact or condition that causes or constitutes a Breach of any of Company's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Company's or such Seller's discovery of, such fact or condition. Should any such fact or condition require any change to the representations an warranties made herein, the Company and the applicable Sellers shall promptly deliver to Buyer a supplement to the Schedules attached hereto specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Company and each Seller shall also promptly notify Buyer of the occurrence of any Breach of any covenant of Company or such Seller or of the occurrence of any event that may make the satisfaction of the conditions set forth in Article 7 impossible or unlikely.

5.6 NO NEGOTIATION

Until such time as this Agreement shall have been terminated pursuant to Section 9.1, neither Company nor any Seller shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Company, including but not limited to the sale by any Seller of Company's stock, the merger or consolidation of Company or the sale of Company's business or any of the Assets (other than in the Ordinary Course of Business). Company and Sellers shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Company or any Seller.

5.7 BEST EFFORTS

Company and Sellers shall use their Best Efforts to cause the conditions in
Article 7 and Section 8.3 to be satisfied.

5.8 PAYMENT OF LIABILITIES

Company shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations.

5.9 COOPERATION WITH RESPECT TO FINANCIAL REPORTING

After the date of this Agreement, Sellers and Company shall reasonably cooperate with Buyer in connection with Buyer's preparation of financial statements and other information required for Buyer's filings with the SEC under the Exchange Act, including but not limited to, Buyer's Current Report on Form 8-K that is to be filed with the SEC pursuant to the Exchange Act in connection with the Closing.

                                   ARTICLE VI
                       COVENANTS OF BUYER PRIOR TO CLOSING

6.1 BEST EFFORTS

Buyer shall use its Best Efforts to cause the conditions in Article 8 and
Section 7.3 to be satisfied.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Seller Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

All of Sellers' and Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Schedules.

7.2 COMPANY'S PERFORMANCE

All of the covenants and obligations that Company and Seller are required to perform or with which Company and Seller are required to comply pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

7.3 CONSENTS

Each of the Consents identified in Schedule 7.3 (the "Material Consents") shall have been obtained and shall be in full force and effect.

7.4 ADDITIONAL DOCUMENTS

Company and Seller shall have caused the documents and instruments required by
Section 2.3(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a) The articles of incorporation and all amendments thereto of Company, duly certified as of a recent date by the appropriate officials of the jurisdiction of Company's organization;

(b) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Company is licensed or qualified to do business as a foreign corporation under the name "Volga-Neft", "Volga-Oil", or any derivative thereof;

(c) Releases of all Encumbrances on the Assets;

(e) Certificates dated as of a date not earlier than the third Business Day prior to the Closing as to the good standing of Company, executed by the appropriate officials in each jurisdiction in which Company is licensed or qualified to do business as a foreign corporation as specified in Schedule 3.1(a); and

(f) Such other documents as Buyer may request for the purpose of: (i) evidencing the accuracy of any of Company's representations and warranties; (ii) evidencing the performance by Company or Sellers of, or the compliance by Company or Sellers with, any covenant or obligation required to be performed or complied with by Company or Sellers; (iii) evidencing the satisfaction of any condition referred to in this Article 7; or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5 NO PROCEEDINGS

Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding
(a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

7.6 NO CONFLICT

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding bulk sales laws.

7.7 GOVERNMENTAL AUTHORIZATIONS

Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Company's business from and after the Closing.

7.8 SATISFACTION WITH DUE DILIGENCE

Buyer's due diligence investigation shall not have indicated that any of the information provided for in the Agreement or provided by any Seller or Company is inaccurate, incomplete or untrue in any way, and Buyer's due diligence investigation shall not have revealed any facts, circumstances, liabilities or conditions that Buyer considers, may adversely affect the value or prospects of the Seller Shares or the Company or that may expose the Company to any liability not heretofore fully disclosed to Buyer.

7.9 FINANCIAL INFORMATION

Company shall have prepared and delivered to Buyer the financial statements referred to in Sections 3.4 and other information required to be filed pursuant to the Exchange Act with the SEC by Buyer on its Current Report on Form 8-K in connection with the Closing.

7.10 SECURITIES LAW MATTERS

Sellers shall be non-U.S. Persons (as defined in Regulation S promulgated under the Securities Act), except that not more than thirty-five (35) of Sellers may be non-accredited U.S. investors, and the offer and issuance of the Consideration Shares shall not be in violation of the applicable federal or state securities laws.

                                  ARTICLE VIII
       CONDITIONS PRECEDENT TO SELLERS' AND COMPANY'S OBLIGATION TO CLOSE

Sellers' obligation to sell the Seller Shares and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers and Company in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

8.2 BUYER'S PERFORMANCE

All of the covenants and obligations that Buyer is required to perform or with which Buyer is required to comply pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

8.3 CONSENTS

Each of the Consents identified in Schedule 8.3 shall have been obtained and shall be in full force and effect.

8.4 ADDITIONAL DOCUMENTS

Buyer shall have caused the documents and instruments required by Section 2.3(b) and the following documents to be delivered (or tendered subject only to Closing) to Company and Seller as well as such other documents as Company and Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or with which Buyer is required to comply or (iii) evidencing the satisfaction of any condition referred to in this Article 8.

8.5 NO INJUNCTION

No Legal Requirement, injunction or other Order shall be in effect that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6 CAPITALIZATION; LISTING

(a) Buyer shall have no more than 29,000,000 shares of common stock issued and outstanding, on a fully-diluted basis.

(b) Buyer's common stock shall be listed and eligible for trading on the Over-The-Counter Bulletin Board.

8.7 LIABILITIES

Buyer's Liabilities shall not exceed $50,000.00.

                                   ARTICLE IX
                                   TERMINATION

9.1 TERMINATION EVENTS

By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated by the party or parties referenced below as follows:

(a) by Buyer, if a material Breach of any provision of this Agreement has been committed by Company or Seller and such Breach has not been waived by Buyer;

(b) by Buyer, if its due diligence investigation indicates that any of the information provided for in the Agreement or by Seller or Company is inaccurate, incomplete or untrue in any way, or if such due diligence investigation reveals any facts, circumstances, liabilities or conditions that, in Buyer's discretion, may adversely affect the value or prospects of the Seller Shares or Company or that may expose Company to any liability not heretofore fully disclosed to Buyer; or

(c) by Seller's holding a majority of the Sellers Shares, if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Sellers' Agent or Company;

(d) by Buyer, if any condition in Article 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.2 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(e) by Seller's holding a majority of the Sellers Shares, if any condition in
Article 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.2 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Company or Sellers to comply with their obligations under this Agreement), and Company and Sellers have not waived such condition on or before such date;

(f) by mutual consent of Buyer, the majority of Sellers Shares, and Company;

(g) by Buyer, if the Closing has not occurred on or before ninety (90) days after the date hereof, or such later date upon which the parties may agree, unless the Buyer is in material Breach of this Agreement; or

(h) by the Seller's holding a majority of Seller Shares, if the Closing has not occurred on or before ninety (90) days after the date hereof, or such later date upon which the parties may agree, unless any Seller or the Company is in material Breach of this Agreement.

9.2 EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement, at law or in equity, and the exercise of such right of termination will not be an election of remedies to the exclusion of any others. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 will survive; provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE X
                              ADDITIONAL COVENANTS

10.1 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

After the Closing, Sellers shall cooperate with Buyer in its efforts to maintain and continue for the benefit of Buyer those business relationships of Company that existed prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Sellers will refer to Buyer all inquiries relating to such business. Sellers shall not take any action that would have the effect of to diminishing the value of, or interfering with, the Company's business after the Closing, including but not limited to, disparaging the name or business of Buyer.

10.2 FURTHER ASSURANCES

From and after the date hereof, and continuing after the Closing, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other any further information that any party hereto may reasonably require; (b) execute and deliver to each other party such other documents as such other parties may reasonably require; and (c) do such other acts and things as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

10.3 POST-CLOSING SEC FILINGS

As soon as practicable following the Closing, Buyer shall cause the transactions contemplated hereunder to be memorialized and disclosed by making all filings or recordings required under applicable law. Sellers hereby covenant and agree to aid Buyer, as specifically requested by Buyer, in preparing and making such filings or recordings, at Buyer's expense.

                                   ARTICLE XI
                            INDEMNIFICATION; REMEDIES

11.1 SURVIVAL

(a) All representations, warranties, covenants and obligations in this Agreement, the Schedules, any supplements to the Schedules, the certificates delivered pursuant to Section 2.3, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions until the expiration of their respective statutes of limitations.

(b) The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or upon the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLERS

Sellers and Company shall, jointly and severally, indemnify and hold harmless Buyer, and its Representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons for any loss, Liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third Party Claim (collectively, "Damages"), arising from or in connection with:

(a) any Breach of any representation or warranty made by any Seller or Company in this Agreement and any other certificate, document, writing or instrument delivered by any Seller or Company pursuant to this Agreement;

(b) any Breach of any covenant or obligation of any Seller or Company in this Agreement or in any other certificate, document, writing or instrument delivered by any Seller or Company pursuant to this Agreement;

(c) any Liability arising out of the operation of Company or its business or Assets prior to the Closing Date;

(d) any product or any services sold, included in Inventory, or otherwise provided by, Company, in whole or in part, prior to the Closing Date, including claims for Breach of warranty or product Liability;

(e) any Liability under any Company Contract entered into prior to the Closing Date, including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

(f) any Liability for Taxes, including (i) any Taxes arising as a result of the Company's operation of its Business or ownership of its Assets prior to the Closing Date, and (ii) any Taxes that will arise as a result of the sale of the Seller Shares pursuant to this Agreement;

(g) any Liability relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Company's employees or former employees or both;

(h) any Liability relating to the payment of all wages and other remuneration due to any Company employees with respect to their services as employees of Company through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date and the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of Employee Retirement Income Security Act of 1974.

(i) any Liability arising out of any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date, and any Liability under any Company Contract that arises after the Closing but that arises out of or relates to any Breach that occurred prior to the Closing, and any such other Liability;

(j) any Liability arising out of or resulting from Company's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(k) any Liability of Company under this Agreement or any other document executed in connection with the Contemplated Transactions; and

(l) any Liability of Company based upon any Seller's acts or omissions occurring after the Closing Date.

11.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER

Buyer will indemnify and hold harmless Sellers and Company, and will reimburse Sellers and Company, for any Damages arising from or in connection with:

(a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; or

(b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement.

11.4 THIRD-PARTY CLAIMS

(a) Promptly after receipt by a Person entitled to indemnity under Section 11.2,
11.3 (to the extent provided in the last sentence of Section 11.3) (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify it under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

(b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to
Section 11.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or
(ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and to provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(d) Notwithstanding the provisions of Section 13.4, Company and Sellers hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Company and Sellers with respect to such a claim anywhere in the world.

(e) With respect to any Third-Party Claim subject to indemnification under this
Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f) With respect to any Third-Party Claim subject to indemnification under this
Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in a defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

11.5 OTHER CLAIMS

A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

11.6 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE

THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

                                   ARTICLE XII
                                 CONFIDENTIALITY

12.1 CONFIDENTIAL INFORMATION

(a) Each party agrees that, unless and until the Closing has been consummated, each party will hold in strict confidence, and will not use to the detriment of any other party hereto, any data and information obtained in connection with this Agreement or the Contemplated Transactions, except insofar as this data and information may be required by law to be included in documents required to be filed by Buyer with the SEC under the Exchange Act and the rules and regulations promulgated thereunder.

(b) "Confidential Information" means all items, materials and information which belong to a party hereto and are not generally known to the public that has been or may hereafter be disclosed to the other party by such party or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors of such party, irrespective of the form of the disclosure. Confidential Information is intended to be interpreted broadly and includes trade secrets and other proprietary or confidential information concerning the business and affairs of a party hereto, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, supplier lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information); financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials. Confidential Information also includes all notes, analyses, compilations, studies, summaries and other material containing or based, in whole or in part, upon any Confidential Information.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

13.1 EXPENSES

Except as otherwise provided in this Agreement, each party to this Agreement will bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

13.2 PUBLIC ANNOUNCEMENTS

Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Company, Sellers nor any of their Representatives shall disclose to any Person (a) the fact that any confidential information of Company or Sellers has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Company or Sellers, that any Confidential Information of Buyer has been disclosed to Company, Sellers or their Representatives or that Company, Sellers or their Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Company Sellers and Buyer will consult with each other concerning the means by which Company's employees, customers, suppliers and others having dealings with Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

13.3 NOTICES

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) sent to the addressee by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address or Person as a party may designate by notice to the other parties):

Company (prior to Closing):

                        _______________________
                        _______________________

                        Attention: ___________
                        Facsimile: __________

Company (after the Closing):

                        _______________________
                        _______________________
                        Attention: ___________
                        Facsimile: ___________

Seller:

                        _______________________
                        _______________________
                        Facsimile: __________

with a mandatory copy to:

                  _______________________
                  Attention: _____________________
                  Fax no.: _____________________

Buyer:            Star Energy Corporation
                  _______________________
                  _______________________
                  Facsimile: __________

with a mandatory copy to:

                  David Lubin & Associates, PLLC
                  26 East Hawthorne Avenue
                  Valley Stream, NY 11580
                  Attention: David Lubin, Esq.
                  Fax no.: (516) 887-8250

13.4 RESOLUTION OF DISPUTES

(a) In the event that any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof should arise between the Parties (a "Dispute"), the Party wishing to declare a Dispute shall deliver to the other Party a written notice identifying the disputed issue.

(b) Either Party may give the other Party written notice of any Dispute not resolved in the normal course of business. Executives of both Parties shall meet at a mutually acceptable time and place within ten (10) Business Days after delivery of such notice and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. In such meetings and exchanges, a Party shall have the right to designate as confidential any information that such Party offers. No confidential information exchanged in such meetings for the purpose of resolving a Dispute may be used by a Party in litigation against the other Party. If the matter has not been resolved in the aforementioned manner within thirty (30) Days of the disputing Party's notice having been issued, or if the Parties fail to meet within ten (10) Business Days as required above, either Party may initiate binding arbitration in New York, New York, as hereafter provided in clause (c) below.

(c) The Parties agree that all disputes, controversies or claims that may arise out of the transactions contemplated by this Agreement, or the breach, termination or invalidity thereof, including any requests for emergent or equitable relief and/or specific performance, shall be submitted to, and determined by, binding arbitration in accordance with the following procedures:

      (i) Either Party may submit a dispute, controversy or claim to arbitration by giving the other Party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming die basis for the filing Party's request for relief. The arbitration shall be held before three (3) neutral arbitrators in New York, New York and a decision as to any matters submitted thereto shall be made by a vote of any two (2) of the three arbitrators.

      (ii) Within thirty (30) days after the other Party's receipt of such demand, the Parties shall each submit a proposed arbitrator and, once each of such arbitrators has been cleared of any potential conflicts of interest, both of such arbitrators shall jointly select a third arbitrator. In the event of any controversy concerning the selection of any one (1) or more of the arbitrators, and the Parties cannot resolve their disagreements as to the same within thirty
(30) days, such arbitrator(s) shall be selected by the American Arbitration Association ("AAA"). In any event, each of the arbitrators shall have a background in, and knowledge of, transactions in the energy industry and shall otherwise be an appropriate person based on the nature of the dispute. If a person with experience in such matters is not available, the arbitrator shall be chosen from the retired federal judges pool maintained by AAA.

      (iii) The arbitration shall be governed by the Commercial Arbitration Rules of the AAA.

      (iv) Discovery shall be limited to requests for and production of documents, depositions and interrogatories. All discovery shall be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the Parties cannot agree shall be submitted to the arbitrators for determination.

      (iv) In rendering an award, the arbitrators shall determine the rights and obligations of the Parties according to the substantive and procedural laws of the State of New York.

      (v) The decision of, and award rendered by, the arbitrators, shall be determined no more than sixty (60) days after the submission of the case to the arbitrators and shall be final and binding on the Parties and shall not be subject to appeal. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.

      (vi) Each Party shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrators.

13.5 ENFORCEMENT OF AGREEMENT

Company and Sellers acknowledge and agree that Buyer will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Company or Sellers will be incapable of being adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled at law or in equity, Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and by temporary, and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

13.6 WAIVER; REMEDIES CUMULATIVE

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.7 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer, on the one hand, and Sellers or Company, on the other hand) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

13.8 SCHEDULES

(a) The information contained in the Schedules constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Sellers and Company as set forth in this Agreement or (ii) descriptions or lists of Assets and Liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in this Agreement will prevail.

(b) The statements in the Schedules, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

13.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, and any such attempted assignment shall be null and void and of no force or effect. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

13.10 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11 CONSTRUCTION

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections," "Exhibits," and "Schedules" refer to the corresponding Articles, Sections, Exhibits, and Schedules of this Agreement.

13.12 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.13 GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of New York, without regard to conflicts-of-laws rules or any principles that would require the application of any other law.

13.14 EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

13.15 SELLER AND COMPANY LIABILITY; SELLERS' RELEASE

(a) The Liability of each Seller hereunder shall be joint and several with the other Sellers. Where in this Agreement provision is made for any action to be taken or not taken by Company, Sellers jointly and severally undertake to cause Company to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Sellers shall be jointly and severally liable for the indemnities set forth in Article 11.

(b) The Liability of Company prior to Closing shall be joint and several with Sellers. Upon Closing, Company shall be forever discharged and released from all Liabilities hereunder, including any claims of contribution from Sellers. In addition, in consideration for the Contemplated Transactions, as of the Closing, Sellers and their respective heirs, executors, successors and assigns (the "Waiving Parties"), release, waive and forever discharge, in all capacities, including as stockholders of Company, from and after the Closing any and all claims, known or unknown, that the Waiving Parties ever had, now have or may have against Company and its officers, directors, employees or agents in connection with or arising out of any act or omission of Company or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing.

13.16 REPRESENTATIVE OF SELLERS

(a) Sellers hereby irrevocably constitute and appoint Armenak A. Safarov as their representative ("Sellers' Agent") and their true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:

      (i) to act on behalf of each of them in the absolute discretion of the Sellers' Agent;

      (ii) to give and receive notices under this Agreement pursuant to Section 13.3;

      (iii) to execute and deliver all documents and instruments required to be executed and delivered by Sellers or any of them under this Agreement and the other Closing Documents;

      (iv) to receive all payments that are required to be made to Sellers under this Agreement.

      (v) to consent to the assignment of rights under this Agreement in accordance with Section 13.9;

      (vi) to terminate this Agreement pursuant to Section 9.1 or waive any provision of this Agreement pursuant to Article 8, Section 9.1 and Section 13.6;

      (vii) to accept service of process pursuant to Section 13.4;

      (viii) to act in connection with any matter as to which each of Sellers, jointly and severally, have obligations, or are Indemnified Persons, under
Article 11; and

      (ix) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 13.16.

(a) This appointment and grant of power and authority is coupled with an interest, is in consideration of the mutual covenants made herein, pursuant to clause (a) above and is irrevocable and shall not be terminated by any act of either Sellers or Company or by operation of law, whether by the death or incapacity of any of Sellers or by the occurrence of any other event. Each Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Sellers' Agent pursuant to this Section 13.16. Each of Sellers agrees that the Sellers' Agent shall have no obligation or liability to any Person for any action or omission taken or omitted by the Sellers' Agent in good faith hereunder, and each of Sellers shall, on a proportionate basis in accordance with his her or its ownership interest in Company, indemnify and hold the Sellers' Agent harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Sellers' Agent may sustain as a result of any such action or omission by the Sellers' Agent hereunder.

(b) Buyer shall be entitled to rely upon any document or other paper delivered by the Sellers' Agent as (i) genuine and correct and (ii) having been duly signed or sent by the Sellers' Agent, and Buyer shall not be liable to of any Sellers or Company for any action taken or omitted to be taken by Buyer in such reliance.

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

BUYER:                                    COMPANY:


STAR ENERGY CORPORATION                   VOLGA-NEFT LIMITED COMPANY

By:    /s/ Marcus Segal                   By:    /s/ Armenak A. Safarov
       ----------------                          ----------------------
Name:  Marcus Segal                       Name:  Armenak A. Safarov
Title: Chief Executive Officer            Title:


SELLERS:

ARTIIR ANDREASOVICH DZHALOVYAN

By:       /s/ Armenak A. Safarov
          ----------------------
Name:     Armenak A. Safarov
Capacity: Attorney-In-Fact under the Power of
          Attorney dated July 31, 2006, from such
          Seller to Armenak A. Safarov

OLGA AMUOFYEVNA DUBROVSKAYA

By:       /s/ Armenak A. Safarov
          ----------------------
Name:     Armenak A. Safarov
Capacity: Attorney-In-Fact under the Power of
          Attorney dated July 31, 2006, from such
          Seller to Armenak A. Safarov


ACCEPTANCE AND AGREEMENT OF SELLERS' AGENT

The undersigned, being the Sellers' Agent designated in Section 13.16 of the foregoing Stock Purchase Agreement, agrees to serve as the Sellers' Agent and to be bound by the terms of such Stock Purchase Agreement pertaining thereto.

Dated: _______________, 2006

/s/ Armenak A. Safarov
----------------------
Name: Armenak A. Safarov

                                LIST OF EXHIBITS

Exhibit A: Sellers
Exhibit 1.1 Definitions

                                LIST OF SCHEDULES

Schedule 3.1(a): Jurisdictions of Company
Schedule 3.1(b): Governing Documents of Company
Schedule 3.3(a): Company's Capitalization
Schedule 3.6(a): Company's Assets
Schedule 3.7(a): Real Estate Owned by Company
Schedule 3.7(b): Real Estate Leased by Company
Schedule 3.8(a): Encumbrances on Real Estate of Company
Schedule 3.13(a): Unpaid Taxes of Company
Schedule 3.13(b): Company Tax Returns
Schedule 3.15(a): Company Personnel Matters
Schedule 3.16(b): Company Governmental Authorizations
Schedule 3.18(a): Company Contracts
Schedule 3.18(c): Enforceability of Company Contracts
Schedule 3.18(d): Compliance with Company Contracts
Schedule 3.19(a): Company Insurance Policies
Schedule 3.19(b): Third Party Obligations of Company to Provide Insurance
                  Coverage
Schedule 3.20: Company Environmental Liabilities
Schedule 3.21(b): Company Intellectual Property Matters
Schedule 3.21(c): Intellectual Property Licenses
Schedule 3.21(e): Company Patents
Schedule 3.21(h): Company Marks
Schedule 3.21(i): Company Copyrights
Schedule 3.21(k): Company Net Names
Schedule 3.22: Company Related Persons
Schedule 3.23: Company Brokers
Schedule 3.24: Company Securities Law Matters
Schedule 4.3(a): Buyer's Capitalization
Schedule 4.7: Buyer Brokers
Schedule 7.3: Company Material Consents
Schedule 8.3: Buyer Material Consents

                                    EXHIBITS

                                    EXHIBIT A

                                     SELLERS

1.    OLGA AMUOFYEVNA DUBROVSKAYA

2.    ARTIIR ANDREASOVICH DZHALOVYAN

                                   EXHIBIT 1.1

                                   DEFINITIONS

For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

      "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Company, (b) all other accounts or notes receivable of Company and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

      "Assets" means all real property; all Tangible Personal Property; all Inventories; all Accounts Receivable; all Company Contracts; all data and Records related to the operations of Company; and all of the intangible rights and property of Company, including Intellectual Property Assets, going concern value, goodwill, telephone, facsimile and e-mail addresses.

      "Balance Sheet" has the meaning set forth in Section 3.4.

      "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

      "Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which, with the passing of time or the giving of notice or both, would constitute such a breach, inaccuracy or failure.

      "Business Day" means any day other than (a) Saturday or Sunday or (b) any other day on which banks are permitted or required to be closed in the State of New York.

      "Buyer" has the meaning set forth in the first paragraph of this Agreement.

      "Buyer Indemnified Persons" has the meaning set forth in Section 11.2.

      "Closing" has the meaning set forth in Section 2.2.

      "Closing Date" means the date on which the Closing actually takes place.

      "Code" means the Internal Revenue Code of 1986.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

      "Company Contract" means any Contract (a) under which Company has or may acquire any rights or benefits; (b) under which Company has or may become subject to any obligation or Liability; or (c) by which Company or any of the Assets owned or used by Company is, are or may become bound.

      "Confidential Information" has the meaning set forth in Section 12.1.

      "Consent" means any approval, consent, ratification, waiver or other authorization.

      "Contemplated Transactions" means all of the transactions contemplated by this Agreement.

      "Contract" means any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

      "Copyright" has the meaning set forth in Section 3.21.

      "Damages" has the meaning set forth in Section 11.2.

      "Effective Time" means the time at which the Closing is consummated.

      "Employee Plans" has the meaning set forth in Section 3.15(d).

      "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

      "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities" means any cost, damages, expense, Liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

      (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

      (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

      (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

      (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

      "Environmental Law" means any Legal Requirement that requires or relates to:

      (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

      (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

      (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

      (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

      (e) protecting resources, species or ecological amenities;

      (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

      (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

      (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Facilities" means any real property, leasehold or other interest in real property currently owned or operated by Company, including the Tangible Personal Property used or operated by Company at the respective locations of the Real Property specified herein. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action", "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Company, including the Tangible Personal Property used or operated by Company at the respective locations of the Real Property specified herein.

      "GAAP" means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in
Section 3.4 were prepared.

      "Governing Documents" means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

      "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" means any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

      "Ground Lease" means any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

      "Ground Lease Property" means any land, improvements and appurtenances subject to a Ground Lease in favor of Company.

      "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

      "Hazardous Material" means any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

      "Improvements" means all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

      "Intellectual Property Assets" has the meaning set forth in Section 3.21.

      "Interim Balance Sheet" has the meaning set forth in Section 3.4.

      "Inventories" means all inventories of Company, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Company in the production of finished goods.

      "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

      "Knowledge" means that an individual will be deemed to have Knowledge of a particular fact or other matter if: (a)that individual is actually aware of that fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

      "Land" means all parcels and tracts of land in which Company has an ownership interest.

      "Lease" means any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Company is a party and any other Company Contract pertaining to the leasing or use of any Tangible Personal Property.

      "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

      "Liability" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

      "Marl" has the meaning set forth in Section 3.21.

      "Material Consents" has the meaning set forth in Section 7.3.

      "Net Name" has the meaning set forth in Section 3.21.

      "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

      "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

      "Patent" has the meaning set forth in Section 3.21.

      "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Real Property" means the Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

      "Real Property Lease" means any Ground Lease or Space Lease.

      "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

      "Related Person" means,:

(a) with respect to a particular individual: (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

(b) with respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

      For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and
(c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

      "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

      "Remedial Action" means all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

      "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC Documents" has the meaning set forth in Section 4.4.

      "Securities Act" means Securities Act of 1933, as amended.

      "Seller" has the meaning set forth in the first paragraph of this Agreement.

      "Sellers' Agent" has the meaning set forth in Section 13.16.

      "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Company (wherever located and whether or not carried on Company's books).

      "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

      "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "Third Party" means a Person that is not a party to this Agreement.

      "Third-Party Claim" means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

      "Threat of Release" means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      "Trade Secret" has the meaning set forth in Section 3.21.

                                    SCHEDULES

                                Schedule 3.1(a):

                            Jurisdictions of Company

1.    Russian Federation

                                Schedule 3.1(b):

                         Governing Documents of Company

                                Schedule 3.3(a):

                            Company's Capitalization

100% of the issued and outstanding shares of the Company are owned in the aggregate by Sellers

                                Schedule 3.6(a):

                                Company's Assets

Cargo - traction motor YCI64220850003629 I 611 , asset number No: 000126 Cargo - traction motor YCI64220850003665 M 670 , asset number No: 000117 Cargo - traction motor YCI64220850003700 M 680 , asset number No: 000119 Cargo - traction motor YCI64220850003718 M 699 , asset number No: 000123 Cargo - traction motor YCI64220850003740 M 684 , asset number No: 000122 Cargo - traction motor YCI64220850003753 M 682 , asset number No: 000121 Cargo - traction motor YCI64220850003840 M 683 , asset number No: 000120 Cargo - traction motor YCI64220850003848 M 671 , asset number No: 000111 Cargo - traction motor YCI64220850003920 M 675 , asset number No: 000112 Cargo - traction motor YCI64220850003925 M 672 , asset number No: 000109 Cargo - traction motor YCI64220850003929 M 681 , asset number No: 000115 Cargo - traction motor YCI64220850003930 M 679 , asset number No: 000118 Cargo - traction motor YCI64220850003933 M 677 , asset number No: 000116 Cargo - traction motor YCI64220850003938 M 673 , asset number No: 000110 Cargo - traction motor YCI64220850003940 M 674 , asset number No: 000113 Cargo - traction motor YCI64220850003941 M 678 , asset number No: 000114 Cargo - traction motor YCI64220850003943 M 613 , asset number No: 000127 Cargo - traction motor YCI64220850003978 M 698 , asset number No: 000124 Cargo - traction motor YCI64220850004014 M 660 , asset number No: 000125 Cargo - traction motor YCI64220850004077 M 612 , asset number No: 000108 The doorphone with videomonitor KVM - 624 , asset number No: 00000012 The capacity 50 m(3) , asset number No: 000026
The capacity (a/o) 60 m(3) i3 , asset number No: 000022
The capacity (a/o) 60 m(3) asset number No: 000023
The capacity (a/o) 60 m(3), asset number No: 000024
The capacity (a/o) 60 m(3), asset number No: 000025
The capacity (a/o) 72 m(3) , asset number(1): 000020
The capacity (a/o) 72 m(3) , asset number No: 000021
The square of ground area 3000,00 m(2) , asset number No: 000012
The complete of cabinet furniture No1 , asset number (1): 000100
The complete of cabinet furniture No2 , asset number No: 000101
The complete of cabinet furniture No3 , asset number No: 000102
The complete of cabinet furniture No4 , asset number No: 000103
The complete of cabinet furniture No5 , asset number No: 000104
The computer - package No2 , asset number No: 000002
The computer - package No3 , asset number No: 000003
The computer - package No4 , asset number No: 000009
The computer - package No6 , asset number No: 000074
The computer - package No7 , asset number No: 000148
The computer - package No8 , asset number No: 000216
The computer - package (1)9 , asset number No: 000217
The computer - package No1 , asset number No: 000001

The computer - package No5 , asset number No: 00000011
The conference - adaptor (100*118*72) Ioao 210 SN - 815 , asset number No:
000058
Zerox. Canon , asset number No: 000225
The chair ASTRA OFFICE Batick biack/ 10. P40 , asset number No: 000055
The chair E-01 Como/PL , asset number No: 000215
The modem D-Link , asset number No: 000224
The motor pulser n AAN for dirty water EOI 50O , asset number No: 000072 The pump 4 IE-5o1 (a/o) , asset number No: 000027
The pump 4 IE-5o1 (a/o) , asset number No: 000028
The notebook computer A2500I , asset number No: 000051
The shelf for book (1)66/25 , asset number No:000197
The shelf for book (1)66/25 , asset number No: 000198
The shelf for book (1)66/25 , asset number No: 000199
The semitrailer - tank car X1F96930I 50000162 , asset number No: 000129 The semitrailer - tank car X1F96930I 50000163 , asset number No: 000130 The semitrailer - tank car X1F96930I 5 0000164 , asset number No: 000131 The semitrailer - tank car X1F96930I 5 0000165 , asset number No: 000132 The semitrailer - tank car X1F96930I 5 0000166 , asset number No: 000133 The semitrailer - tank car X1F96930I 5 0000167 , asset number No: 000134 The semitrailer - tank car X1F96930I 5 0000168 , asset number No: 000135 The semitrailer - tank car X1F96930I 5 0000169 , asset number No: 000136 The semitrailer - tank car X1F96930I 5 0000171 , asset number No: 000137 The semitrailer - tank car X1F96930I 5 0000173 , asset number No: 000138 The semitrailer - tank car X1F96930I 5 0000174 , asset number No: 000139 The semitrailer - tank car X1F96930I 5 0000175 , asset number No: 000140 The semitrailer - tank car X1F96930I 5 0000176 , asset number No: 000141 The semitrailer - tank car X1F96930I 5 0000177 , asset number No: 000142 The semitrailer - tank car X1F96930I 5 0000178 , asset number No: 000143 The semitrailer - tank car X1F96930I 5 0000180 , asset number No: 000144 The semitrailer - tank car X1F96930I 5 0000182 , asset number No: 000145 The semitrailer - tank car X1F96930I 5 0000183 , asset number No: 000128 The semitrailer - tank car X1F96930I 5 0000184 , asset number No: 000146 The semitrailer - tank car X1F96930I 5 0000185 , asset number No: 000147 The semitrailer OC-22 , asset number No: 000162
The Fire prevention rules, asset number No: 000228
The printer I-D laser , asset number No: 000071
The printer I-D laser, asset number No: 000050
The semitrailer - tank car 96742 , eia.(1): 000161
The section A-03/10 , asset number No: 000170
The section A-03/10 , asset number No: 000171
The section A-03/10 , asset number No: 000172
The section A-03/10 , asset number No: 000173
The section A-03/10 , asset number No: 000174
The petrol supply depot, asset number No: 0000015
The core rack A-01/25 , asset number No: 000203
The table (200*90*72) NS Opex 210 SN-804/SC , asset number No: 000056

The computer table A-30/25 , asset number No: 000165
The computer table A-30/25 , asset number No: 000166
The computer table A-30/25 , asset number No: 000167
The computer table A-30/25 , asset number No: 000168
The computer table A-30/25 , asset number No: 000169
The table office (250*110*72) NC Opex 210 SN -810 , asset number No: 000066 The writing table A-48/25 , asset number No: 000175
The writing table A-48/25 , asset number No: 000176
The writing table A-48/25 , asset number No: 000177
The writing table A-48/25 , asset number No: 000178
The writing table A-48/25 , asset number No: 000179
The writing table A-48/25 , asset number No: 000180
The writing table A-48/25 , asset number No: 000181
The writing table A-48/25 , asset number No: 000182
The writing table A-49/25 , asset number No: 000194
The writing table A-49/25 , asset number No: 000195
The writing table A-49/25 , asset number No: 000196
The chair ISO (n-11)/18ei - black , asset number No: 000204
The chair ISO (n-11)/18ei - black, asset number (1): 000205
The chair ISO (n-11)/18ei - black, asset number No: 000206
The chair ISO (n-11)/18ei - black, asset number No: 000207
The chair ISO (n-11)/18ei - black, asset number No: 000208
The chair ISO (n-11)/18ei - black. , asset number No: 000209
The chair ISO (n-11)/18ei - black, asset number No: 000210
The chair ISO (n-11)/18ei - black. , asset number No: 000211
The chair ISO (n-11)/18ei - black, asset number No: 000212
The chair ISO (n-11)/18ei - black, asset number No: 000213
Phone fax Panaconik , asset number No: 000226
The pull-out stand O-08/25 , asset number No: 000183
The pull-out stand O-08/25 , asset number No: 000184
The pull-out stand O-08/25 , asset number No: 000185
The pull-out stand O-08/25 , asset number No: 000186
The pull-out stand O-08/25 , asset number No: 000187
The pull-out stand O-08/25 , asset number No: 000188
The pull-out stand O-08/25 , asset number No: 000189
The pull-out stand O-08/25 , asset number No: 000190
The pull-out stand O-08/25 , asset number No: 000191
The pull-out stand O-08/25 , asset number No: 000192
The pull-out stand O-08/25 , asset number No: 000193
Ohe stand for zerox.O-09/25 , asset number No: 000200
The service stand (125*52*65) Opex 210 SN - 818/ MS , asset number No: 000059 Fax Panasonik KX-FC962 RU-T , asset number No: 000163
The case for book N-75/25 , asset number No: 000202
The case N-71/25 , asset number No: 000201
The element of negotiating table (55*110*72) Opex 210 SN , asset number No:
000067
The list 3.6 (bookkeeper account 08)

The list of property of limited liability company " Volga-oil "
- Building of office symbol K; - Building of foundry symbol A;
- Building of mechanical shop symbol M;
- Building of shop on repair of water-irrigation technics symbol B1;
- The ground area of square 3000,0 m(2);
- The ground area of square 9475,0 m(2);
The cage for storage of formes;
The vaporous boiler;
The workshop - warehouse symbol A 19
The grinding car;
The stove OOE
The stove OOE
The stove OOE
The stove OOE
The device for definition of humidity of food raw material;
The industrial building symbol A
The industrial building symbol A 1
The industrial building symbol A 10
The industrial building symbol A 11
The industrial building symbol A 12
The industrial building symbol A 13
The industrial building symbol A 14
The industrial building symbol A 15
The industrial building symbol A 16
The industrial building symbol A 17
The industrial building symbol A 2
The industrial building symbol A 23
The industrial building symbol A 3
The industrial building symbol A 4
The industrial building symbol A 5
The industrial building symbol A 6
The industrial building symbol A 7
The industrial building symbol A 8
The industrial building symbol A 9
The bolting machine I2I Pioneer;
The guard desk symbol A21
The acetylene welding outfit AOAA - 318 I1 220 V
The section A-03/10
The warehouse symbol A20
The stand A-01/25
The thermostat
The dough dividing machine "Euzbass"- 68-2i
The dough dividing machine "Euzbass"- 68-2i
The dough dividing machine "Euzbass"- 68-2i
The dividing machine A2 OOA

The dividing machine A2 OOA
The dividing machine A2 OOI
The hander-up A2- OII/6
The conveyor
The conveyor

                                Schedule 3.7(a):

                          Real Estate Owned by Company

1. 445551, the Samara region, Privolzhsky federal district, village Obsharovka, st. , st.Shors,h.1;

2. Tchapaevsk, st. Artillery, No.11 - the square of the ground area being the property, makes more than 30.000 m(2), the area of building - garages, covered warehouses, shops and subsidiary premises-more than 2.500 m(2).

3. Ibsharovka: warehouse of combustive-lubricating materials: the square of building - 33,00 m(2), total square borrowed under the equipment - 1685,2 m(2), the square of the ground area - 3000,00 m(2).

4. The object of the real estate in v.Bogatoye, st. Anniversary, h.3: (i) The building of foundry shop,square 1038,4 m(2), being to the address of: the Samara region, village Bogatoye, st.Anniversary, h. 9, conditional number of object;
(ii) The building of shop on repair of water-irrigation technics, the square 1240,10 m(2); (iii) the building of office square 480,80 m(2); and (iv) the building of mechanical shop, the square 1245,00 m(2).

                                Schedule 3.7(b):

                          Real Estate Leased by Company

                                      None

                                Schedule 3.8(a):

                     Encumbrances on Real Estate of Company

                                      None

                                Schedule 3.13(a):

                             Unpaid Taxes of Company

                                      None

                                Schedule 3.13(b):

                     Company Tax Returns and Audits Thereof

1. The tax declaration under the uniform social tax for the tax bearers making payments to physical persons:

-3 months 2005 year;
-6 months 2005;
-9 months 2005;
- 2005;
-3 months 2006;
-6 months 2006.

2. The tax declaration under the ground tax: 2005

3. The declaration on insurance payments on obligatory pension insurance for the persons making payments to physical persons:

-3 months 2005 year;
-6 months 2005;
-9 months 2005;
- 2005;
-3 months 2006;
-6 months 2006.

4. The tax declaration under the profit tax of the organizations:

- 3 months 2005 year;
-6 months 2005;
-9 months 2005;
- 2005;
-3 months 2006;
-6 months 2006.

5. The tax declaration under the transport tax:

- 6 months 2005;
-9 months 2005;
- 2005;
-3 months 2006;
-6 months 2006.

6. The tax declaration under the tax to property of the organizations

- 3 months 2005 year;
-6 months 2005;
-9 months 2005;
- 2005;
-3 months 2006;
-6 months 2006.

7. The tax declaration under the tax to the added cost:

- 3 months 2005 year;
-6 months 2005;
-9 months 2005;
- 2005;

-3 months 2006;
-6 months 2006.

8. The certificate (1) 388 from July,28,.2006 about absence of not executed duties on payment of taxes, gathering, penalty interest and the tax sanctions which are a subject payment according to norms of the legislation of the Russian Federation.

                                Schedule 3.15(a):

                            Company Personnel Matters

1. Rjabkov Igor Fedorovich - the main geologist, passport 36 02 772246 is given out DIA of Buzenchuk district of Samara region, November, 08,2001 , code 632-023, the Diplom of the Samara State technical University, AAN 0529328 is given out June,20,2001 , No 97549, qualification: development and operation of oil and gas deposits

2. Mjachin Oleg Viktorovich - technical director, passport 36 04 905343, is given out DIA,c. Otradnoye the Samara region, May, 11,2004 , code 632-036. The Diploma of Kuibyshev polytechnical institute it A.A. Kuibyshev, series CA No 659761, number 64009, it is given out Lune,12,1984 a, the qualification: technology and complex mechanization of development of oil and gas deposits;

3. Chichaeva Zynaida Mihajlovna - the Deputy director on economy and finance, September,26,1959, the passport: series 36 05, number 108006, November,02,2004, the code of division 732-003 living to the address of is given out DIA Railway district: Samara, st. Vladimir, h.41,fl.7;

4. Antonova Nina Afanasevna - the chief accountanto-the passport of a series 36 01 No 859727, is given out to the Department of Internal Affairs of the Kirov eregion. The Samara on January, 23, 2002 a, is registered to the address of:
Samara, street Yenisei, h.58, fl. 56;

5. Moiseyev Tatyana Viktorovna - the chief legal adviser June,28,1960, the passport of series 36 04 No 641400, is given out Industrial DIA of Samara on December, 26th 2003 a, is registered to the address of: Samara, street Sports h.96,fl.33.

                                Schedule 3.16(b):

                       Company Governmental Authorizations

Work on reception of the license for planned kind of activity " on storage of oil, gas and products of their processing " which has been received in the Ministry of power of the Russian Federation from 10.08.2004,the form (1) O 0006899, registration number 30026700, an INN 6312054806 was in parallel conducted.

      o The Sanitary-and-epidemiologic conclusion No 1314873 state sanitary-and-epidemiologic services of Russian Federation " The Kuibyshev road center of the state sanitary-and-epidemiologic supervision " 63.AEA.03.027.I.000717.03.05 from 04.03.2005 on condensate gas unstable;

      o The Sanitary-and-epidemiologic conclusion (1) 431904 state sanitary-and-epidemiologic services of Russian Federation " The Kuibyshev road center of the state sanitary-and-epidemiologic supervision " 63.AEA.03.027.O.000021.03.05 from 04.03.2005 on condensate gas astable. The technical conditions;

      o The Certificate of conformity on condensate gas unstable (1) -DINN RU.AA56.I04018 for the term of from 21.03.2005 on 20.03.2008;

      o The Contract of insurance of civil liability caused by destructions or damages III (1) AII-06/63-000/1361/152(AI)-06 from 23.12.2006 a on 2.000.000 roubles

      Is concluded.;

      o The License for operation of the explosive industrial objects, given out by Federal service on ecological, technological and nuclear supervision for (1) YA-53-001603 (AEI) from 26.02.2006 for the term of till 26.12.2010ae

      o The Certificate on registration of two divisions (namely, a site of transportation of dangerous substances and a platform of a tank farm on storage and iaoaaaeea oil and mineral oil) object " the Warehouse of the PETROLEUM PRODUCTS in v. Ibsharovka " in the State Register of dangerous industrial objects - -(1) A 53-02889, given out till 15.02.2011;

      o The Registration number appropriated by LLC [[OAEYEN]] of LLC " Volga-Oil " (1) No 53-EA-02424-2006 on the basis of the Judgement of industrial safety of documents, explosive objects of Ibsharovka of warehouse of the PETROLEUM PRODUCTS of a society regulating safe operation with limited liability "Volga-oil" - registration number 07-06;

                                Schedule 3.18(a):

                                Company Contracts

                                      None

                                 Schedule 3.18I:

                       Enforceability of Company Contracts

                                      None

                                Schedule 3.18(d):

                        Compliance with Company Contracts

                                      None

                                Schedule 3.19(a):

                           Company Insurance Policies

      1. LLC " Insurance company " Svytogor " - insurance of a civil liability of the organizations maintaining dangerous industrial objects, for causing of harm of a life, to health or property of the third parties and a surrounding environment as a result of failure on dangerous industrial object - an insurance policy No AII-05/63-000/1361.

      2. The joint-stock companyGSK " Ugoria " - obligatory insurance of a civil liability of owners of vehicles:

      o     AAA 0269416347
      o     AAA 0269416346
      o     AAA 0269416345
      o     AAA 0269416343
      o     AAA 0269416344
      o     AAA 0269416342
      o     AAA 0269418399
      o     AAA 0269418400
      o     AAA 0269418392
      o     AAA 0269418393
      o     AAA 0269418386
      o     AAA 0269418388
      o     AAA 0269418387
      o     AAA 0269418389
      o     AAA 0269418385
      o     AAA 0238533606
      o     AAA 0269416380
      o     AAA 0272909063
      o     AAA 0272909065
      o     AAA 0272909064
      o     AAA 0269416348
      o     AAA 0269416349
      o     AAA 0269416352
      o     AAA 0269416353
      o     AAA 0269416351
      o     AAA 0269416350
      o     AAA 0269418394
      o     AAA 0269418395
      o     AAA 0269418391
      o     AAA 0269418390
      o     AAA 0269416341
      o     AAA 0269418397

      o     AAA 0269418398
      o     AAA 0269418396
      o     AAA 0269418383
      o     AAA 0269418384
      o     AAA 0269418379
      o     AAA 0272909066
      o     AAA 0272909067
      o     AAA 0272909068
      o     AAA 0272941087
      o     AAA 0272941079
      o     AAA 0272941086
      o     AAA 0272941080
      o     AAA 0272941088
      o     AAA 0272941078
      o     AAA 0272941090
      o     AAA 0272941082
      o     AAA 0272941090
      o     AAA 0272941081
      o     AAA 0272941089
      o     AAA 0272942360
      o     AAA 0272941095
      o     AAA 0272942361
      o     AAA 0272909077
      o     AAA 0272941093
      o     AAA 0272909073
      o     AAA 0272942356
      o     AAA 0272909074
      o     AAA 0272942358
      o     AAA 0272909075
      o     AAA 0272941094
      o     AAA 0272909076
      o     AAA 0272942357

      3. LLC " Insurance company " FJORD " - voluntary insurance of means of ground transport (damage, loss) - the contract No22-A4-2/79(AI)-05 from 21.09.05
- insurance policies No 1-40.

      4. LLC " Insurance company " FJORD " - voluntary medical insurances of citizens (employees of firm) - the contract No 21-A14-2/108(AI)-05 from 24.10.05.

      The society has a motor-vehicle pool of special equipment for transportation of combustible and explosive cargoes in quantity of 40 units: models Urals Mountains, IAZ, PPC Nefaz.

                                Schedule 3.19(b):

        Third Party Obligations of Company to Provide Insurance Coverage

                                      None

                                 Schedule 3.20:

                        Company Environmental Liabilities

                                      None

                                Schedule 3.21(b):

                      Company Intellectual Property Matters

                                      None

                                 Schedule 3.21I:

                         Intellectual Property Licenses

                                      None

                                Schedule 3.21(e):

                                 Company Patents

                                      None

                                Schedule 3.21(h):

                                  Company Marks

                                      None

                                Schedule 3.21(i):

                               Company Copyrights

                                      None

                                Schedule 3.21(k):

                                Company Net Names

                                www.starvolga.net

                               www.star-volga.net

                                 Schedule 3.22:

                             Company Related Persons

                                      None

                                 Schedule 3.23:

                                 Company Brokers

                                      None

                                 Schedule 3.24:

                         Company Securities Law Matters

                                      None

                                Schedule 4.3(a):

                             Buyer's Capitalization

Authorized Capital Stock: 225,000,000 shares of common stock, par value $0.001; 5,000,000 shares of preferred stock, par value $0.001.

Total Number of Issued and Outstanding Shares: 28,312,000 shares of common stock; no shares of preferred stock

                                  Schedule 4.7:

                                  Buyer Brokers

                                      None

                                  Schedule 7.3:

                            Company Material Consents

                                      None

                                  Schedule 8.3:

                             Buyer Material Consents

                                      None